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                                                                Exhibit 10.47

                               EMPLOYMENT AGREEMENT

    This Agreement made as of the 22nd day of August, 1996 (hereinafter the "Effective Date"), by and between MACE SECURITY INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware, with a principal place of business at 160 Benmont Avenue, Town of Bennington, County of Bennington and State of Vermont (hereinafter referred to as "Employer") and RICHARD A. GALT, ESQ., with a residence at Post Office Box 134, Route 28N, Town of North Creek, County of Warren and State of New York (hereinafter referred to as "Employee"),

    WHEREAS, Employee currently serves as Executive Vice President, General Counsel and Corporate Secretary to Employer;

    WHEREAS, Employer wishes to induce Employee to continue to serve Employer in his present capacity as well as to take on increased responsibilities toward management of Employer;

    NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties to this Agreement, in consideration of the services rendered by the Employee prior to the Effective Date of this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, Employer and Employee agree as follows:


                                   SECTION ONE
                                    EMPLOYMENT
                                    ----------

    Employer employs Employee in an executive capacity as Executive Vice President, General Counsel and Corporate Secretary and Employee accepts such employment with Employer subject to the terms and conditions of this Agreement.

                                    SECTION TWO
                                 TERM OF EMPLOYMENT
                                 ------------------

    This Agreement and the employment under this Agreement shall commence on the Effective Date stated above and shall continue for a period of two (2) years from the Effective Date.



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                                  SECTION THREE
                               DUTIES OF EMPLOYEE
                               ------------------

    Employee shall serve Employer as Executive Vice President, General Counsel and Corporate Secretary with such additional duties and responsibilities as are specifically assigned to the Employee by the Board of Directors from time to time. Such duties shall be carried out in accordance with the direction of the Board of Directors of Employer.

    Employee will devote such time, energy and skill doing such employment as is necessary or appropriate to complete the tasks and duties of the position. Notwithstanding the foregoing, Employee shall be permitted to take time from his duties and responsibilities, as Employee deems appropriate, for the purpose of meeting with prospective employers. Such time shall not be applied against vacation or personal time.

    During the term of this Agreement, Employee shall not in any way compete with the business of Employer.

    Notwithstanding the foregoing, Employee shall have the sole discretion in choosing outside counsel, including but not limited to the choice of SEC counsel, when the performance of Employee's duties require the assistance of outside counsel.

    Employee shall report directly to the Board of Directors of Employer.


                                SECTION FOUR
                                COMPENSATION
                                ------------

    Employee's compensation shall consist of:

    (A) a salary of at least $1,500.00 per week during the term of the Agreement; and

    (B) participation in all benefit plans available to the Employer's employees generally.

    (C) a bonus equal to $1,000 for every $100,000 of net income for each fiscal quarter, payable within thirty days following each such fiscal quarter, beginning with the quarter ended March 31, 1996; and


                                       2


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    (D)  four (4) weeks paid vacation. Should Employee not use the full four weeks vacation, Employee shall be entitled to a cash payment, based on Employee's salary, for vacation days remaining due which shall be payable the pay period following cessation of Employee's employment; and


    (E) payment of fees and expenses to attend continuing education courses necessary for satisfaction of the Vermont State Bar requirements; and

    (F) unlimited use of a company vehicle for the term of this Agreement. Employer shall be responsible for normal maintenance and repairs; and

    (G) immediate issuance of an option to purchase 40,000 shares of common stock of Mace Security International at $1.50 per share. Employee shall be entitled to piggyback registration rights with respect to the underlying shares, as well as to the shares underlying the option to purchase 10,000 shares previously granted Employee. Employer shall be responsible for all legal, NASDAQ and blue sky fees associated with the registration of all 50,000 of the underlying shares. The options to purchase shares granted Employee, as well as the additional benefits set forth in this section, shall survive termination of service whether termination is for cause or without cause; and

    (H) Employee shall be reimbursed for such reasonable and necessary business expenses as are approved by the Board of Directors. Employee's moving expenses are deemed to be reasonable and necessary business expenses.



                                    SECTION FIVE
       EMPLOYER'S OBLIGATIONS ON TERMINATION OF EMPLOYEE'S EMPLOYMENT
       --------------------------------------------------------------

    Except as provided in Section Four, if, during the term of this Agreement, Employer terminates this Agreement, whether for cause or without cause, the balance of payments provided for in Section Four (A) shall, nevertheless, accelerate and become immediately payable in full. Employee shall, however, have the option to continue to receive payments over time in lieu of a lump sum payment. Further, the benefits provided for in Section Four (C), shall be provided Employee for the two year term of the Agreement. The benefits provided for in Section Four (G) shall continue to be provided Employee for the two year term of the Agreement as set forth in that provision.




                                       3



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    In addition to the foregoing, if, during the term of this Agreement,
Employee terminates this Agreement for any reason whatsoever, or if, upon the expiration of the term of this Agreement, Employee fails to enter into a new employment agreement with Employer, Employee shall be entitled to a lump sum payment equal to fourteen (14) weeks salary, which shall be due and payable the pay period following termination.

    In addition, if, during the term of this Agreement, Employer terminates this Agreement, whether for cause or without cause, or if Employee terminates this Agreement for any reason whatsoever, Employee shall be entitled to the benefits provided for in Section Four (B) and (E) for a period of three months following termination.


    Upon termination of this Agreement by Employer or Employee, with or without cause, Employer agrees to refrain from comment, whether one is required, requested or otherwise, regarding Employee's service with or performance for Employer, unless first obtaining Employee's written consent, except to state that Employee has worked for Employer satisfactorily and was terminated by mutual agreement. Employer acknowledges and understands that this provision is an integral part of the Agreement, breach of which constitutes adequate justification for termination of this Agreement by Employee for cause.


    If during the term of this Agreement, Employee should become disabled then the provisions of this Agreement shall apply as if Employee was terminated without cause. If, during the term of this Agreement, Employee should die, the benefits afforded Employee under the provisions of this Agreement shall apply as if Employee was terminated without cause and shall be made payable to Employee's beneficiary as designated by Employee under the Employer's 401K Plan.


                                  SECTION SIX
                                INDEMNIFICATION
                                ---------------

    Employer ratifies all actions of Employee taken prior to the execution of this Agreement. Further, Employer restates and agrees to the provisions of the Resolution indemnifying Employee against any and all claims against him by reason of his employment with Employer, including claims of malpractice, as set forth in the Written Consent to Action of the Board of Directors, dated February 10, 1995.


                                       4


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                                  SECTION SEVEN
                                   ARBITRATION
                                   -----------


    Any differences, claims or matters in dispute arising between Employer and Employee out of, or connected with, this Agreement shall be submitted by them to arbitration consistent with the commercial arbitration rules of the American Arbitration Association in Albany, New York.


                                SECTION NINE
                               ATTORNEY'S FEES
                               ---------------


    In the event that any arbitration is commenced in relation to this Agreement, Employer agrees to pay, in addition to all of the sums that Employer may be called on to pay, a reasonable sum for Employee's attorney's fees, whether Employee is the successful party or unsuccessful party.


                                 SECTION TEN
                                GOVERNING LAW
                                --------------


    It is understood that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.



                                  SECTION ELEVEN
                                 ENTIRE AGREEMENT
                                 ----------------

    This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding.


                                  SECTION TWELVE
                           MODIFICATION OF THIS AGREEMENT
                           ------------------------------


    Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.


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                                 SECTION THIRTEEN
                                      NOTICES
                                      -------



    Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth in the beginning of this Agreement.


                                  SECTION FOURTEEN
                                 PARAGRAPH HEADINGS
                                 ------------------


    The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.


                                 SECTION FIFTEEN
                                      WAIVER
                                      ------


    No waiver by either party of any failure or refusal by the other party to comply with its or his obligations hereunder shall be deemed a waiver of any kind or subsequent failure or refusal of a similar or different kind.


                                 SECTION SIXTEEN
                                    SUCCESSORS
                                   ----------

    The terms of this Agreement shall be binding upon Employer, its successors and assigns.

    IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed as of the 22nd day of August, 1996.




                                        MACE SECURITY INTERNATIONAL, INC.



                                        By: /s/ Robert D. Norman
                                           -------------------------------
                                           Robert D. Norman
                                           President and CEO




                                        By: /s/ Richard A. Galt
                                           -------------------------------
                                           Richard A. Galt, Esq.









                                       7

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                        AMENDMENT TO EMPLOYMENT AGREEMENT




    This amends the Employment Agreement between Richard A. Galt, Esq. and Mace Security International,Inc. dated August 22, 1996, for the purpose of clarifying an ambiguity in the Agreement.


    Section Three, entitled "Duties of Employee," shall be amended by adding the following paragraph to the end thereof:


            "Employee shall perform his duties from the Bennington, Vermont facility and shall not be required to relocate. Employee shall be provided with such business accommodations, including an office and secretary, as is necessary or appropriate to perform the duties contemplated hereunder."


    All other terms shall remain in full force and effect.


    IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed as of the 22nd day of August, 1996.







                                        MACE SECURITY INTERNATIONAL, INC.



                                        By: /s/ Robert D. Norman
                                           -------------------------------
                                           Robert D. Norman
                                           President and CEO




                                        By: /s/ Richard A. Galt
                                           -------------------------------
                                           Richard A. Galt, Esq.